Exhibit 4(ll)




                     DATED THIS 3(rd) DAY OF October, 2000



                                    BETWEEN



                           WAN TIEN REALTY (PTE) LTD



                                      AND



                          ISE LABS SINGAPORE PTE LTD


                        _______________________________

                              SUB-LEASE AGREEMENT
                        _______________________________


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
      THIS Sub-lease is made the 3(rd) day of October Two Thousand (2000) Between WAN                      Parties
TIEN REALTY (PTE) LTD, a company incorporated in the Republic of Singapore and having its registered office at 39 Robinson Road #18-01 Robinson Point, Singapore 068911
(hereinafter referred to as "the Sub-lessor") of the one part AND ISE LABS, SINGAPORE
PTE LTD (Company Registration No. 199800834K) a company incorporated in the
Republic of Singapore and having its registered office at 7 Temasek Boulevard #21-02
Suntec Tower 1 Singapore 038987 (hereinafter referred to as "the Sub-Lessee") of the other part.

      WITNESSETH as follows:

1.    IN CONSIDERATION of the rents and the Sub-lessee's covenants hereinafter reserved                    Demise
and contained the Sub-lessor hereby demises unto the Sub-lessee ALL THAT premises more particularly described in the First Schedule hereto (hereinafter called "the Demised Premises")
being a part of the Industrial Park known as "TECHNOPARK @ CHAI CHEE", Chai Chee
Road, Singapore (hereinafter called "the Industrial Park") together with (but to the exclusion of all other liberties easements rights or advantages):

     (a)  The right for the Sub-lessee and others duly authorised by the Sub-lessee of ingress and egrees to and from the Demised Premises in over and along all the usual entrances landings lifts and passage ways leading thereto in common with the Sub- Lessor and all others so authorised by the Sub-lessor and all other persons entitled thereto, such rights being only so far as is necessary as the Sub-lessor can lawfully grant.

     (b)  The right to the free and uninterrupted use of all electric, telephone and other pipes, wires and cables upon through or under adjacent premises in the Industrial
          Park all such rights to be so far as is necessary for the enjoyment of the Demised
          Premises and in common with the Sub-lessor and others so authorised by the Sub-lessor and all other persons entitled thereto.

     (c)  The right for the Sub-lessee and all others authorised by the Sub-lessee to the use and benefit of the air-conditioning system installed in the Industrial Park in common with the Sub-lessor and all others so authorised by the Sub-lessor and all other persons entitled thereto.

     (d)  The right for the Sub-lessee and others authorised by the Sub-lessee to the use of such sufficient toilet facilities in the Industrial Park as shall be provided by the
          Sub- lessor but such use shall be in common with the Sub-lessor and all others so authorised by the Sub-lessor and all other persons entitled thereto.

      EXCEPTING AND RESERVING unto the Sub-lessor the free uninterrupted use of all gas                    Annual Rent
water and other pipes, electric telephone and other wires conduits flues and drains in through or under the Demised Premises TO HOLD the Demised Premises unto the Sub-Lessee for the term of three (3) years from the 16(th) day of July 2000 (hereinafter called the "Date of
Commencement") YIELDING AND PAYING THEREFOR during the term hereby created the rent calculated at the rate specified in the Second Schedule hereto, and the rent shall be paid in advance and clear of all deductions by three-monthly payments respectively on the 1(st) day of January, April, July and October in each year (hereinafter called the "Payment Dates").
Provided that on or before the Date of Commencement the Sub-lessee shall pay to the Sub-
lessor a pro-rated quarterly payment calculated from the Date of Commencement up to the day immediately before the next Payment Date and thereafter the rent shall be paid on the Payment
Dates.

2.    The Sub-lessee hereby covenants with the Sub-lessor as follows:                                      Sub-lessee's
                                                                                                           Covenants

     (a)  To pay the said rent on the Payment Dates and in the manner aforesaid.                           Rent
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
     (b)  To pay to the Sub-lessor on or before the execution of this Sub-lease the sum of                 Deposit
          Dollars Forty-Three Thousand Two Hundred and Ninety-Six Only ($43,296.00) equivalent to three (3) months' rent to be held by the Sub-lessor as security for the due observance and performance by the Sub-lessee of all and singular the several covenants conditions stipulations and agreements on the part of the Sub-lessee herein contained, which sum shall be maintained at this figure during the term hereby created and shall not be deemed to be or treated as payment of the rent and the same shall be refunded to the Sub-lessee without interest on the expiration of the term hereby created less such sum as may be due to the Sub-lessor.

          Provided that in lieu of payment of the said sum of Dollars, the Sub-lessee may obtain and deliver to the Sub-lessor a guarantee in writing or an irrevocable letter of credit issued by a bank acceptable to the Sub-Lessor undertaking to pay the said sum on demand by the Sub-lessor which guarantee or irrevocable letter of credit shall be on terms and conditions acceptable to the Sub-lessor.

     (c)  To pay to HDB all sub-letting fees and impositions whatsoever which are now or                   Sub-letting Fees
          which at any time hereafter during the term hereby created may be imposed or charged in respect of the sub-letting of the Demised Premises to the Sub-lessee.

     (d)  (i)  During the term hereby created to pay and increase of property tax or other                 Property Tax and
               imposition of a like nature by whatever name called whether by                              Other Taxes
               way of an increase in the rate of tax or imposition or an increase in the annual value not being the first increase in the annual value brought abut by the erection and construction of the Industrial Park over and above the amount of such property tax or imposition levied or imposed as at the Date of
               Commencement where such increase is due or attributable to an increase in the rate of property tax payable or an increase in the annual value aforesaid and to pay any new imposition (including surcharge on property tax) by whatever name called which may hereafter be levied or imposed on the Demised Premises. In the event of the Demised Premises not being separately assessed but the Industrial
               Park being assessed as a whole then for the purpose of ascertaining the additional or other amount payable by the Sub-lessee under this Clause any such increase in property tax or outgoing or any new imposition shall be apportioned and the Sub-lessee shall pay such proportion thereof as the floor area of the
               Demised Premises bears to the total area of the rentable floor space in the
               Industrial Park.

         (ii)  It is hereby agreed that the rent and other sums payable by the Sub-lessee under this Sub-lease (hereinafter collectively called "the Agreed Sum") shall, as between the Sub-lessor and the Sub-lessee, be exclusive of any applicable goods and services tax, imposition, duty and levy whatsoever (hereinafter collectively called "Taxes") which may from time to time be imposed or charged before, on or after the commencement of this Sub-lease (including any subsequent revisions thereto) by any government, quasi-government, statutory or tax authority (hereinafter called "the Authorities") on or calculated by reference to the amount of the Agreed Sum (or any part thereof) and the Sub- lessee shall pay all such Taxes or reimburse the Sub-lessor for the payment of such Taxes, as the case may be, in such manner and within such period as to comply or enable the Sub-lessor to comply with any applicable orders or directives of the
               Authorities and the relevant laws and regulations.

               If the Sub-lessor or the Sub-lessee (or any persons on their behalf) is required by law to make any deduction or withholding or to make any payment, on account of such Taxes, from or calculated by reference to the Agreed Sum (or any part thereof):-
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
               (aa) the Sub-lessee shall pay, without requiring any notice from the Sub-lessor all such Taxes for its own account (if the liability to pay is imposed on the Sub-lessee), or on behalf of and in the name of the Sub-lessor (if the liability to pay is imposed on the Sub-lessor) on receipt of written notice from the Sub-lessor, and without prejudice to the foregoing, if the law requires the Sub-lessor to collect and to account for such Taxes, the Sub-
                    lessee shall pay such Taxes to the Sub-lessor (which shall be in addition to the Sub-lessee's liability to pay the Agreed Sum) on receipt of written notice from the Sub-lessor; and

               (bb) the sum payable by the Sub-lessee in respect of which the relevant deduction, withholding or payment is required on account such Taxes, shall be increased to the extent necessary to ensure that after the making of the aforesaid deduction, withholding or payment, the Sub-lessor or any person or persons to whom such sum is to be paid, receives on due date and retains
                    (free from any liability in respect of any such deduction, withholding or
                    Taxes) a net sum equal to what would have been received and retained had no such deduction, withholding or payment been required or made.

               The rights of the Sub-lessor under this clause shall be in addition and without prejudice to any other rights or powers of the Sub-lessor under any applicable order or directive of the Authorities or any relevant law or regulation, to recover from the Sub-lessee the amount of such Taxes which may be or is to be paid or borne by the Sub-lessor.

               The Sub-lessee shall indemnify and hold harmless the Sub-lessor from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Sub-lessor arising from any claim, demand, proceeding or action that may be made or instituted by the Authorities in respect of such Taxes and resulting from any failure or delay on the part of the
               Sub-lessee in the payment and discharge of any such Taxes.

               Without prejudice to any of the foregoing provisions, the Sub-lessee shall pay and reimburse the Sub-lessor for all goods and services tax which may from time to time be imposed or charged before, on or after the commencement of this
               Sub-lease in respect of any supply which may be determined by The Comptroller of
               Goods and Services Tax under or in connection with the occupation and lease of the Demised Premises and the Sub-lessee shall indemnify and hold harmless the
               Sub-lessor from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Sub-lessor in respect of any such goods and services tax.

     (e)  To pay all stamp duty and all the Sub-lessor's legal costs charges and expenses of               Legal and Other Costs
          and incidental to the preparation completion stamping and registration of this
          Sub-lease and or any surrender or other termination thereof otherwise then by effluxion of time and in case of default by the Sub-lessee in performing or observing any covenants herein contained or implied the Sub-lessee shall pay to the Sub-lessor all legal costs and expenses on an indemnity basis and all other costs charges and expenses for which the Sub-lessor shall become liable in consequence of or in connection with any default within seven (7) days of the Sub-lessor requesting him so to do.

     (f)  To pay all rates charges and the like (including taxes) for services supplied and                PUB and Other
          metered separately to the Demised Premises and charged by the Public Utilities Board             Charges
          or other authority(ies) or undertaking and in the event of such services not being supplied and metered separately to the Demised Premises to pay to the Sub-
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
          lessor a proportionate part of the cost thereof, such cost to be calculated by the
          Sub-lessor and notified to the Sub-lessee in writing and such notification shall be accepted by the Sub-lessee as final and conclusive as to the amount thereof and in the event of the Public Utilities Board or other authority(ies) or undertaking responsible for the supply of services supplied and used in the Industrial Park increasing the charges therefor the Sub-lessee shall pay to the Sub-lessor a proportionate part of such increased costs as calculated by a Sub-lessor and notified to the Sub-lessee in writing which notification shall be accepted by the Sub-lessee as final and conclusive as to the amount thereof. Subject to the approval of HDB, the
          Sub-lessor may cause to be installed in the Industrial Park at the expense of the
          Sub-lessee separate meters to measure the consumption of the said services by the
          Sub-lessee. Provided Always that nothing herein shall render it obligatory on the part of the Sub-lessor to supply or cause to be supplied such services to the Demised
          Premises, unless expressly agreed to by the Sub-lessor.

     (g)  Subject to all approvals being obtained by the Sub-lessee from the HDB and the                   Electrical And Other
          relevant authorities, to install at the Sub-lessee's own cost and expense and                    Appliances
          all electrical or other appliances including telephones and teleprinters (as the
          Sub-lessee may require) in such a manner that the wires shall not run across the floor or ceiling or along the walls of the Demised Premises so as to be visible in the Demised Premises but shall be concealed in metal conduits and if running along the floor shall be concealed in the ducts in the underfloor trunking.

     (h)  Without prejudice to Clause 2(n) hereof to give notice forthwith to the Sub-lessor of            Notice of Damage
          any damage that may occur to the Demised Premises and of any accident to or defect in the water pipes, gas pipes, electrical wiring, air-conditioning ducts or any other fittings and/or fixtures therein.

     (i)  Subject to the prior written consent of the Sub-lessor and to all approvals being                Internal Fittings and
          obtained by the Sub-lessee from the relevant authorities to carry out within the                 Works
          Demised Premises at the Sub-lessee's own cost and expense all fittings and works which are not provided by the Sub-lessor including all or any of the following as may be necessary:

            (i) partitioning within the Demised Premises;

           (ii) installation of all necessary air-conditioning distribution ducts connecting the same to the main air-conditioning ducts of the Industrial Park;

          (iii) installation of all necessary electrical wiring conduits fittings and fixtures;

           (iv) provision of interior plaster or other materials or rendering on walls floors and ceiling; and

            (v) where water or gas is to be supplied to the Demised Premises, installation water and other pipes apparatus fittings fixtures and all necessary plumbing.

          All debris and waste materials of whatever nature resulting from the aforesaid works shall be disposed by the Sub-lessee in a manner prescribed by the Sub-lessor failing which the Sub-lessor reserves the right (without being under any obligation to do so)
          to dispose of the same and all costs and expenses incurred by the Sub-lessor in this respect shall be paid by the Sub-lessee to the Sub-lessor within seven (7) days of the Sub-lessor notifying the Sub-lessee of the amount hereof.

     (j)  To use for carrying out the works referral to in Clause 2(i) above materials of such
          Installations and standards as to type quality and size as the Sub-lessor shall determine and cause such Partitions partitions installations and other works to be carried out in the Demised Premises in
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
          accordance with plans specifications that shall have received the prior written approval of the Sub-lessor and the relevant authorities. Such works shall only be effected by a contractor approved by the Sub-lessor and in accordance with approved plans and specifications under the supervision of an architect or engineer approved by the Sub-lessor and the completion thereof shall be subject to approval by the Sub-
          lessor and the Sub-lessee shall not make any additions, alterations or renovations to the said works except with the prior approval in writing of the Sub-lessor.

     (k)  Not to make or permit to be made any works alterations in or additions to the                    Alterations and
          Demised Premises or any part thereof or the fixtures and fittings therein without                Additions
          having first obtained the written consent of the Sub-lessor and the relevant authorities and in the event of such consent being given to carry out at the
          Sub-lessee's own cost and expense such alterations or additions with such materials and in such manner and at such time(s) as shall be designated by the Sub-lessor.

     (l)  The fees of any architect engineer or other consultant employed by the Sub-lessor for            Fees of Architects
          the purpose of considering and approving any plans specifications materials and all              Engineers etc.
          works carried out by the Sub-Lessee and all other costs, charges and expenses incurred by the Sub-lessor in connection therewith shall be a debt due from the Sub-
          Lessee to the Sub-Lessor and shall be paid by the Sub-lessee to the Sub-lessor within seven (7) days of the Sub-lessor notifying the Sub-lessee of the amount thereof. No delay in carrying out and completing all or any of the said works (including installations of telephones and teleprinters) in at or about the Demised Premises, whether caused by any governmental and/or statutory authorities or otherwise, shall be a ground for postponing the commencement of the term hereby created or relieve in any way the Sub-lessee from the performance and observance of the covenants conditions and stipulations herein contained and on his part to be performed and observed.

     (m)  (i)  Not to use or permit the Demised Premises for purposes other than for testing               Permitted Use of
               of semiconductors.                                                                          Demised Premises

          (ii) To use at least 60% of the overall floor area of the Demised Premises for pure industrial activities inclusive of ancillary store and the remaining 40% of the said overall floor area as ancillary office, independent warehouse, showroom and communal facilities. The Sub-lessee are not to use any part of the Demised
               Premises for commercial office and storage unrelated to the approved industrial activity.

     (n)  To permit the Sub-lessor and its agents with or without workmen and others and with              Access to Demised
          or without appliances and/or materials from time to time at all reasonable times to              Premises
          enter upon the Demised Premises or any part thereof and to view, inspect and test the condition thereof, or make such investigations as the Sub-lessor may deem necessary, and to do such works and things as may be required for any repairs rectifications alterations or improvements to the Demised Premises or any part or parts of the
          Industrial Park, and forthwith to repair amend and make good in proper and workmanlike manner any defects for which the Sub-lessee is liable and of which a written notice shall be given to the Sub-lessee or left on the Demised Premises and to pay the Sub-lessor's cost of survey or otherwise in respect of the preparation of any such notice and if the Sub-lessee shall not within such period of time as required by the Sub-lessor proceed diligently with the execution of such repairs rectifications or works then the Sub-lessor may enter upon the Demised Premises and execute such repairs rectifications or works and the cost thereof shall be a debt due from the Sub- lessee to the Sub-lessor and shall be paid by the Sub-lessee to the
          Sub-lessor within seven (7) days of the Sub-lessor notifying the Sub-lessee of the amount thereof. The Sub-lessee shall also permit and/or allow the Sub-lessor their employees servant
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
          agents and/or such other person as may be authorised by the Sub-lessor from time to time to enter and remain upon the Premises or any part thereof as may be required by the Sub-lessor for the purposes of the Sub-lessor's works of whatsoever nature to the
          Premises. The costs of such works shall be borne by the Sub-lessor and neither the
          Sub-lessor nor the Sub-lessee shall have any claims (whether for direct indirect and/or consequential losses) in connection with the said works unless such works are necessitated by a breach act omission and/or default by the Sub-lessee or if the Sub-
          lessee is liable for the same.

     (o)  At all times to keep the interior of the Demised Premises the flooring and interior              Tenantable Repair
          plaster and other surface materials or rendering on walls and ceilings and fixtures thereon and therein including doors, windows, glass, locks fastening electric wires and installations and fittings for light and power in a clean and good state of tenantable repair and decorative order and condition (fair wear and tear excepted)
          and to replace or repair any part of the Demised Premises and the fixtures and fittings therein which shall be broken or damaged and further if any damage is caused to the Sub-lessor or to any person whomsoever directly or indirectly through the said damaged condition of any part of the interior of the Demised Premises the flooring and interior plaster and other surface materials or rendering on walls and ceilings and fixtures thereon and therein including doors, windows, glass, locks fastenings electric wires and installation and fittings for light and power the Sub- lessee shall be wholly responsible therefor and shall fully indemnify the Sub-lessor against all claims demands actions and legal proceedings whatsoever.

     (p)  To keep the Demised Premises and every part thereof clean and in the fullest possible            Cleaning of Demised
          hygienic condition and to keep all pipes drains basins sinks and water closets if any            Premises
          in the Demised Premises clean and unblocked. Any cleaners employed by the Sub-lessee for the purposes hereof shall be at the sole expense and responsibility of the
          Sub-lessee and shall be subject to the prior written approval of the Sub-lessor. In addition all debris and waste materials of whatever nature shall be disposed of by the Sub-lessee, daily, in a manner prescribed by the Sub-lessor failing which the
          Sub-lessor reserves the right (without being under any obligation to do so) to dispose of the same and all costs and expenses incurred by the Sub-lessor in this respect shall be paid by the Sub-lessee to the Sub-lessor withing seven (7) days of the Sub-lessor notifying the Sub-lessee of the amount hereof.

     (q)  (i)  Not to affix erect attach paint or exhibit or permit or suffer so to be upon any            Signs, Unsightly
               part of the exterior of the Demised Premises any placard poster notice                      Objects
               advertisement name or sign or television or wireless mast or aerial whatsoever save and except such as shall have been previously approved in writing by the
               Sub-lessor.

          (ii) To keep the windows of the Demised Premises closed at all times so as to maintain an efficient air-conditioning system and not to erect or install thereon or on any glass panel any sign, device, furnishing ornament or object which is visible from outside the Demised Premises and which, in the opinion of the Sub-lessor, is incongruous or unsightly or may detract from the general appearance of the building.

     (r)  Not to use or permit the Demised Premises to be used for any unlawful or immoral                 Noise/Nuisance
          purpose and not to do or permit to be done any act or thing which in the opinion of the Sub-lessor may become a nuisance disturbance or cause or likely to cause damage to the Sub-lessor or its Sub-lessees or other persons occupying or using the
          Industrial Park or any part thereof.

     (s)  Not to obstruct litter or make untidy any parts of the Industrial Park.                          Obstruction
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
                                                                                                           and Littering

     (t)  Not to block up, darken or obstruct any of the windows or light belonging to the                 Obstruction of Light
          Demised Premises or to any part of the Industrial Park.

     (u)  Not to place or take into the passenger lifts any baggage furniture parcels sacks                Use of Lifts
          bags heavy articles or other goods or merchandise without the prior approval of the
          Sub-lessor save only such light articles as brief-cases, attache cases and handbags.

     (v)  To use the service lift(s) provided for the Industrial Park in a manner prescribed by the Sub-lessor.

     (w)  At all times during the term hereby created to comply with promptly and at the Sub-              Compliance With
          lessee's expense all such requirements as may be imposed on the occupier of the                  Statutes, Bye-Laws
          Demised Premises by any statute now or hereafter in force and bye-laws orders                    etc.
          rules regulations requirements and notices thereunder and to indemnify and keep the
          Sub- lessor fully indemnified against all costs claims liabilities fines or other expenses whatsoever which may fall upon the Sub-lessor by reason of any non-compliance thereof. In addition and without prejudice to the foregoing if the
          Sub-lessee is a sole proprietorship or partnership the Sub-lessee shall submit to the
          Sub-lessor evidence of his/their registration with the Registrar of Business Names or any subsequent renewal thereof.

     (x)  Not to bring or allow to be brought on to the Demised Premises or any part of the                Machinery
          Industrial Park used in common with the Sub-lessor and other Sub-lessee any machines or machinery save and except typewriters and such equipment as are required for the business of the Sub-lessee subject to the other provisions herein contained.

     (y)  Subject to Clause 4(j) hereof not to load to permit or suffer to be loaded on any                Excess Load
          part of the floors of the Demised Premises to a weight greater than as specified in the Third Schedule hereto except otherwise approved in writing by the Sub-lessor and shall when required by the Sub-lessor distribute any load on any part of the floor of the Demised Premises in accordance with the directions and requirements of the Sub-
          lessor and in the interpretation and application of the provisions of this Clause the decision of the surveyor architect or engineer of the Sub-lessor shall be final and binding of the Sub-lessee.

     (z)  Not without the prior written consent of the Sub-lessor to permit any vendors of food            Food and Drink
          or drink or the servants or agents of such vendors to bring on to the Demised
          Premises or any part thereof or on to the Industrial Park or any part thereof food or drink for the consumption by the occupiers of the Demised Premises save and except contractors who have been given the right by the Sub-lessor to provide food and drink service for the occupiers of the Industrial Park.

     (aa) Not to store in or bring upon any part of the Demised Premises or the Industrial Park            Prohibited Uses
          any arms ammunition or unlawful goods or any explosive, toxic or combustible substance or any substance of dangerous nature or to use the Demised Premises or any part thereof for the storage or cooking of food or to permit or suffer anyone to sleep or reside therein or to permit any auction sale to take place therein or thereat.

     (ab) Not to do or permit or suffer to be done anything whereby the policy or policies of              Avoidance of
          insurance against damage or loss by fire or other risks on the Industrial Park or                Insurance Policy and
          any part thereof may be rendered void or voidable or whereby the rate of premium                 Additional Premium
          thereon may be increased and to make good all damage suffered by the Sub-lessor and to repay to the Sub-lessor all sums paid by way of increased premium and all expenses incurred by the Sub-lessor in or about the renewal of such policy or policies
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
          rendered necessary by the breach or non-observance of this covenant without prejudice to any other rights of the Sub-lessor.

     (ac) Not to assign sublet license or in any way dispose of or part with possession of the             Subletting and
          Demised Premises or any part thereof or either by way of sub-letting sharing or other            Assignment
          means whereby any company person or persons not a party to this Sub-lease obtains the use or possession of the Demised Premises or any part thereof irrespective of whether or not any rental or other consideration is given for such use or possession and in the event of such transfer or sharing this Sub-lease shall at the option of the
          Sub-lessor forthwith be determined and the Sub-lessee shall forthwith surrender the
          Demised Premises of the Sub-lessor with vacant possession. For the purposes hereof any amalgamation and/or reconstruction effected by the Sub-lessee (if a company)
          shall be deemed an assignment of this Sub-lease.

     (ad) That the Sub-lessee shall indemnify and keep indemnified the Sub-lessor and the                  Indemnity
          HDB in full from and against:

          (i)  all claims demands actions suits proceedings orders damages costs losses and expenses of any nature whatsoever which the Sub-lessor or the HDB may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrences in, upon or at the Demised Premises or the use of the Demised Premises or any part thereof by the Sub-lessee;

          (ii) all loss and damage to the Demised Premises the Industrial Park and to all
               property therein caused directly or indirectly by the Sub-lessee and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse, waste or abuse of water gas or electricity or faulty fittings or fixtures of the Sub-lessee.

     (ae) To observe and perform and to cause all his employees independent contractors                    Rules and
          agents invitees and licensees to observe and perform all the rules and regulations               Regulations
          made by the Sub-lessor under Clause 4(l) hereof for the proper management of the
          Industrial Park and notified in writing by the Sub-lessor to the Sub-lessee from time to time.

     Provided Always that the Sub-lessor shall not be liable to the Sub-lessee in any way for violation of the rules and regulations by any persons including either Sub-lessees of the
     Industrial Park or the employees independent contractors agents visitors invitees or licensees thereof.

     (af) Subject to Clause 2(ai) hereof, not to remove at or prior to the expiration or                   Prohibition Against
          sooner determination of the term hereby created unless required by the Sub-                      Removal
          lessor any electrical wiring installation or fixtures air-conditioning ducts conduits water and other pipes ceilings partitions and flooring installed or fixed by the
          Sub-lessee in at or about the Demised Premises.

     (ag) Immediately upon the expiration or sooner determination of the term hereby                       Yielding up of
          created to yield up to the Sub-lessor the Demised Premises with the fixtures and                 Premises
          fittings thereto (including such Sub-lessee's fixtures as are required by the Sub-
          lessor pursuant to the foregoing) in good clean tidy and tenantable repair and condition (fair wear and tear excepted).

     (ah) In addition to the foregoing and immediately prior to the expiration or sooner                   Restoration
          determination of the term hereby created and as instructed by the Sub-lessor to restore the Demised Premises to its original state and condition to the satisfaction of the Sub-lessor and if the Sub-lease shall fail to restore the


          Demised Premises as aforesaid the Sub-lessor may restore the same and recover from the Sub-lessee the costs of such restoration together with all rent and other amounts which the Sub-lessor would have been entitled to receive from the Sub-lessee had the period within which such restoration is effected by the Sub- lessor been added to the term hereby created provided that such period to be added by the Sub-lessor shall not exceed fifteen (15) days.

     (ai) In complying with Clause 2(ah) hereof and if so required by the Sub-lessor, the                  Removal of Internal
          Sub-lessee shall remove all such internal partitions and/or fixtures and                         Fittings and Works
          installation of the Sub-lessee or any part thereof as are not required by the Sub-
          lessor pursuant to Clause 2(af) hereof from all portions of the Demised Premises vacated by the Sub-lessee immediately upon or prior to the expiration or sooner determination of the term hereby created and in default thereof the Sub-lessor may remove and dispose of the same. All damage done to the Demised Premises by such removal shall be made good by the Sub-lessee immediately upon or prior to the expiration or sooner determination of the term hereby created and if the Sub-lessee fails to do so the Sub-lessor may make good all such damage. All costs incurred by the Sub-lessor in such removal or disposal or in making good such damage shall be a debt due from the Sub- lessee to the Sub-lessor and shall be paid by the Sub-lessee to the Sub-lessor within seven (7) days of the Sub-lessor notifying the Sub-lessee of the amount hereof.

     (aj) Not to use the Demised Premises for tin-smelting or the production of tin by                     Tin Smelting
          other processes including electrolysis.

     (ak) Not to utilise the Demised Premises before obtaining clearance on the use of                     Approval From
          the Demised Premises from the Pollution Control Department.                                      Pollution Control
                                                                                                           Department

     (al) Not to utilise the Demised Premises before submitting details of trade affluent                  Approval from
          discharge to the Sewerage Department for consideration.                                          Sewerage Department

     (am) Without prejudice to the generality to Clause 2(w) above, not to use, permit or                  Contravention of
          suffer the Demised Premises to be kept or used as a place or premises in which                   Immigration Act
          any person is employed in contravention of Section 57(l)(e) of the Immigration Act
          (Chapter 133), Section 5 of the Employment of Foreign Workers Act (Chapter 91A) and
          any other laws, statutory modification or re-enactment thereof for the time being in force and to indemnify the Sub-lessor against all costs, claims, liabilities, fines or expenses whatsoever which may fall upon the Sub-lessor by reason of any non-compliance thereof.

     (an) The Sub-lessor shall have the right at all times without obtaining any consent                   Use of Name of
          from the Sub-lessee, to change the name or a number by which the Building is                     Building
          known.

     (ao) During the six (6) months immediately preceding the expiration of the term                       Viewing by
          hereby created, the Sub-lessee shall permit the Sub-lessor or its agents to                      prospective Sub-
          exhibit outside the Demised Premises or on the doors thereof a notice for                        lessees
          reletting of the Demised Premises and shall permit all prospective Sub-lessees of the
          Demised Premises accompanied by a representative of the Sub-lessor at all reasonable times after giving prior notice to the Sub-lessee to enter the Demised Premises for the purpose of viewing the Demised Premises.

3.    The Sub-lessor hereby covenants with the Sub-lessee as follows:                                      Sub-Lessor's
                                                                                                           Covenants

     (a)  To pay all rates taxes and assessments imposed upon or in respect of the Industrial              Payment of Rates,

          Park or any part thereof save and except those which the Sub-lessee has covenanted               Taxes etc.
          Taxes etc. to pay.

     (b)  That the Sub-lessee duly paying the rent hereby reserved and observing and                       Quiet Enjoyment
          performing the several covenants and obligations hereinbefore contained shall peaceably hold and enjoy the Demised Premises during the term hereby created without any disturbance by the Sub-lessor or any person lawfully claiming under or in trust for the Sub-lessor unless otherwise provided herein.

     (c) So far as practicable but subject always to Clause 4 hereof to provide:                           Air-Conditioning
                                                                                                           Electricity and Water

            (i) Air-conditioning services;

           (ii) Electricity for the lighting of the passages corridors toilets and other parts of the Industrial Park used by the Sub-lessee in common with others;

          (iii) Water for the common toilets (except those within the Demised Premises) in the
                Industrial Park.

     (d)  To keep the roof main drains and pipes all external walls and all common areas of                Common Areas
          the Industrial Park including the entrances corridors passages stairways landings car- park lifts common toilets clean and in good repair including repainting and redecorating of the same or any part thereof at such times and in such manner as the
          Sub-lessor in its absolute discretion may consider necessary. Provided Always that the Sub-lessor shall not be liable for any loss or injury sustained by the Sub-lessee through the neglect default negligence or misconduct of the Sub-lessor's cleaning contractors agents servants and/or licenses.

     (e)  To keep the lifts staircases landings and such common parts as aforesaid well and                Lighting and
          sufficiently cleaned and lighted and to keep the lifts in proper working order and to            Watchmen
          employ a watchman or watchmen for the protection at night of the Industrial Park (but not so as to render the Sub-lessor liable for any loss sustained by the Sub-lessee through the neglect default negligence or misconduct of such watchman or watchmen).

     (f)  At all times throughout the term hereby created to insure and keep insured the                   Insurance
          Industrial Park (excluding the Sub-lessee's fittings and fixtures) against loss or damage by fire.

4.    PROVIDED ALWAYS and it is hereby agreed and declared as follows:

     (a)  If the rent hereby reserved or any part thereof shall at any time be unpaid for fourteen         Re-entry of Sub-lessor
          (14) days after becoming payable (whether any formal or legal demand therefore shall have been made or not) or if any covenant on the Sub-lessee's part herein contained shall not be performed or observed or if the Sub-lessee being a company shall be struck off the Register of Companies or shall go into liquidation whether voluntary
          (except for the purpose of amalgamation or reconstruction) or compulsorily or a receiver shall be appointed of its undertaking, property or assets or any part thereof, or being a sole proprietorship or partnership shall fail to renew its
          Certificate of Registration, or being an individual shall have a receiving order or an adjudicating order made against him or if the Sub-lessee shall make any assignment for the benefit of his creditors or enter into an agreement or make any arrangement with his creditors for liquidation of his debts by composition or otherwise or suffer any distress or execution to be levied on his goods property or assets then and in any one of the said cases it shall be lawful for the Sub-lessor at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon the term hereby created shall forthwith and
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
          absolutely cease and determine but without prejudice at any time to any right of action of the Sub-lessor in respect of unpaid rent or any antecedent breach of the
          Sub-lessees covenants herein contained.

     (b)  In addition and without prejudice to any other right power or remedy of the Sub-                 Interest on Arrears
          lessor if the rent hereby reserved or any other moneys payable by the Sub-lessee to the Sub-lessor hereunder or any part thereof shall at any time remain unpaid for fourteen (14) days after the same shall have become due (whether any formal or legal demand therefor shall have been made or not) then the Sub-lessee shall pay to the
          Sub-lessor interest thereon calculated from the date on which such moneys fall due for payment to the date on which such moneys are paid to or recovered in full by the
          Sub-lessor as the case may be. The Sub-lessor shall be entitled to recover such interest from the lessee as if such interest were rent in arrears. Such interest shall be calculated from day to day:

          (i)  at the rate of twelve per centum (12%) per annum, or

          (ii) at the rate per annum of three per century (3%) over and above the prime interest rate for the time being prescribed by The Development Bank of Singapore
               Limited.

          Whichever is the greater.

     (c)  In the event of the Demised Premises or any part thereof or the Industrial Park or any           Untenantibility
          part thereof at any time during the term hereby created being so damaged or destroyed by fire act of God or other cause beyond the control of the Sub-lessor as to render the Demised Premises unfit for use or access thereto impossible for a period of more than one (1) month (except where such damage or destruction has been caused by the default or negligence of the Sub-lessee or his servants or agents) the rent hereby covenanted to be paid or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises shall again be rendered fit for occupation and use or until access thereto may be obtained as the case may be, and any dispute concerning This Clause shall be to arbitration in accordance with the Arbitration Act (Cap 10).

     (d)  If the unfitness of the Demised Premises or the inaccessibility thereto as aforesaid             Holding Over
          shall continue for a period of more than three (3) months either the Sub-lessor or the Sub-lessee shall be at liberty by notice in writing to determine the term hereby created and upon such notice being given the term hereby granted shall absolutely cease and determine but without prejudice to any right of action of the Sub-lessor or the Sub-lessee in respect of any antecedent breach of this Sub-lease by the
          Sub-lessee or the Sub-lessor as the case may be.

     (e)  Notwithstanding anything herein contained the Sub-lessor shall be under no liability             Sub-Lessor Not Liable
          either to the Sub-lessee or to others who may be permitted to enter or use the
          Industrial Park or any past thereof against all injuries sustained or for loss of or damage to property goods or chattels in the Industrial Park or in any part thereof whether arising from the negligence of the Sub-lessor or that of any servant or agent of the Sub-lessor or otherwise.

     (f)  Notwithstanding anything herein contained the Sub-lessor shall not be liable to the              No Claim by Sub-
          Sub-lessee nor shall the Sub-lessee have any claim against the Sub-lessor in respect             lessee
          of all losses (including but not limited to indirect, consequential and special losses), damages, liabilities, costs, and expenses or any nature whatsoever which the
          Sub- lessee may suffer arising out of or in connection with or in respect of any of the following situations:
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


           (i) any interruption in any of the services herein mentioned by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire water riot act of God or other cause beyond the Sub-
               lessor's control or by reason of mechanical or other defect or breakdown including any failures properly to record, store, process, calculate and present calendar dates falling on, during or after 1 January 2000 and failures properly to calculate any information dependent on or relating to such date in the same manner, and with the same functionality, data integrity and performance, as applies to dates on or before 31 December 1999 or other inclement conditions or unavoidable shortage of manpower fuel materials electricity or water or labour disputes. In addition, the Sub-lessor shall not be liable to the Sub-lessee nor shall the Sub-lessee in respect of or in connection with any damage injury or loss arising out of leakage of the piping wiring rind sprinkler system in the
               Demised Premises or the Industrial Park and/or out of any defect in the Demised
               Premises or the Industrial Park;

          (ii) any interruption disruption disturbance loss (whether direct indirect and/or consequential) damage cost expense and/or charges arising from and/or connection with any and all works by the Sub-lessor in respect of improving repairing and/or remedying the Premises; and/or

         (iii) any act omission default misconduct or negligence of any porter attendant or other servant or employee of the Sub-lessor in or about the performance or purported performance of any duty relating to the provision of the said services or any of them.

     (g)  Subject to the approval of HDB and such terms and conditions as may be imposed                   Option to Renew
          by the HDB, the Sub-lessor shall at the written request of the Sub-lessee made not less than six (6) months before the expiration of the term hereby created and if there shall not at the time of such request be any existing breach, or non-observance of any of the covenants on the part of the Sub-lessee herein contained and at the
          Sub- lessee's expense grant to the Sub-lessee a further term of the Demised Premises the Sub-lease for which must be signed by the Sub-lessee at a data not less than one
          (1) month before the expiration of the term hereby created. The renewed term shall be for a period of three ( 3 ) years commencing from the date immediately following the expiration of the term hereby created at a revised rent, and upon the revised terms and conditions as shall be imposed by the Sub-lessor. Provided Always that within two
          (2) weeks of the receipt of the Sub-lessor's notification of the revised rent, terms and conditions, the Sub-lessee shall in writing inform the Sub-lessor whether the revised rent, terms and conditions are not acceptable or otherwise. In the event that the revised rent, terms and conditions are not acceptable to the Sub-lessee and/or if the Sub-lessee shall fail to sign the Sub-lease for the renewed term by the date stipulated above then this option shall lapse and the Sub-lessor shall be free of all obligations whatsoever to grant to the Sub-lessee any further term.

     (h)  The Sub-lessor shall be entitled to close the outer doors of the Industrial Park and             Outer Doors of
          keep the same closed and locked after the hour of 12 midnight and before the hour                Building
          of 6 a.m. on Mondays to Saturdays except on Sundays and gazetted Public Holidays when the Sub-lessor may keep the outer doors closed all day. The Sub-lessee will not without obtaining special permission from the Sub-lessor enter the Demised Premises on Sundays or gazetted Public Holidays or before 6 a.m. or after 12 midnight an
          Mondays to Saturdays.

     (i)  All loading and unloading carried out by the Sub-lessee shall only be effected at such           Loading and
          location(s) and at such tines as the Sub-lessor may from time to time prescribe.                 Unloading

     (j)  The Sub-lessor shall in all cases retain and have the power to prescribe the weight              Weights and Stresses
          and proper position of all iron or steel safes and other heavy equipment articles or goods whatsoever and any or all damage caused to the Industrial Park or any part thereof or to the common areas by The Sub-lessee or anyone on his behalf by taking in or putting out a safe furniture goods or other articles or during the time such are in the Industrial Park shall be made good by the Sub-lessee or by the Sub-lessor at the sole expense of the Sub-lessee. The Sub-lessee, shall pay to the Sub-lessor the amount of such damage made good by the Sub-lessor within seven (7) days of the
          Sub-lessor notifying the Sub-lessee of the amount thereof.

     (k)  No consent or waiver expressed or implied by the Sub-lessor to or of any breach of               Waiver of Defaults
          any covenant condition or duty of the Sub-lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant condition or duty and shall not prejudice in any way the rights powers and remedies of the Sub-lessor herein contained. Any acceptance of rent hereby reserved by the Sub-lessor shall not be deemed to operate as a waiver by the Sub-lessor of any right to proceed against the Sub-lessee; in respect of a breach by the Sub-lessee of any of his obligations hereunder.

     (l)  The Sub-lessor shall have the right at any time and from time to time to make add to             Sub-lessor's Right to
          amend, cancel or suspend any rules and regulations in respect of the Industrial Park             Make Rules and
          as in the judgement of the Sub-lessor may from time to time be required for the                  Regulations
          management safety care or cleanliness of the Industrial Park or for the preservation of good order therein or for the convenience of Sub-lessee and all such rules and regulations shall bind the Sub-lessee upon and from the date on which notice in writing thereof is given to him by the Sub-lessor. If there shall be any inconsistency between the provisions of this Sub-lease and the provisions of such rules and regulations then the provisions of this Sub-lease shall prevail.

     (m)  Any notice or outer documents or writing required to be served service or delivered              Service of Notice
          or given hereunder shall be sufficiently served if left addressed to the Sub-lessee on the Demised Premises or sent to the Sub-lessee by registered post addressed to the
          Sub-lessee's registered office in Singapore or left at his last known address in
          Singapore and any notice document or writing to the Sub-lessor shall be sufficiently served if sent by registered post to the Sub-lessor's registered office in Singapore.

     (n)  The covenants, provisions, terms and agreements herein cover and comprise the                    Entire Agreement
          whole of the agreement between the parties hereto or their appointed agents and the parties hereto expressly agree and declare that no further or other covenants, agreements, provisions or terms whether written or oral, express or implied by statute common law or otherwise whether in respect of the Building and its appurtenance or in respect of the Demised Premises or otherwise and in particular, that relating to fitness for purpose, suitability and adequacy of the Demised
          Premises shall be deemed to be implied herein or to arise between the parties hereto by way of collateral or other agreement by reason of any promise, representation warranty or undertaking given or made by either party hereto to the other on or prior to the execution hereof and the existence of any such implication or collateral or other agreement is hereby negatived (save for any terms or modifications hereof or supplement thereto which may be expressly agreed in writing between the parties on or after the date of this Sub-lease).

     (o)  In the event that pursuant to HDB's condition for its consent to this Sub-lease of the           HDB's Notice of
          Demised Promises to the Sub-lessee, HDB gives 3 months' notice in writing to                     Termination
          revoke its approval to the Sub-lease herein, the term hereby created shall upon the expiry of HDB's notice absolute cease and determine, without prejudice to any rights of action of the Sub-lessor in respect of unpaid rent or any antecedent breach of the
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


          Sub-lessee's covenants herein contained, but without the Sub-lessor being liable for any inconvenience, loss, damages, compensation, costs or expenses whatsoever in respect of such termination.

5.   (a)  The headings and marginal rotes appearing in this Sub-lease are inserted only as a               Marginal Notes
          matter of convenience and is no way define limit construe or describe the scope or intent of the section or clauses of this Sub-lease nor in any way affect this
          Sub-lease. The contra proferentum rule shall not apply to this Sub-lease.

     (b)  In the interpretation of this Sub-lease except to the extent that such interpretation            Interpretation
          shall be excluded by or be repugnant to the context  when used herein:

           (i) "the Sub-lessor" shall include its successors in title assigns employees agents representatives person or company for the time being entitled to the revision immediately expectant on the term hereby created and where the context so admits the Sub-lessor's employees agents and representatives.

          (ii) "person" shall be deemed to include a corporation.

         (iii) "restoration" used in the context hereof shall mean the restoration of the
               Demised Premises to its original state and condition including:

               (a)  the making good of any damage or disfigurement caused to walls doors windows or any part of the Demised Premises;

               (b)  the washing down of the whole of the interior of the Demised Premises;

               (c)  the painting with two coats of oil paint or emulsion paint or other appropriate treatment of all of the internal parts of the Demised Premises previously so treated respectively;

               (d)  the re-polishing of all the internal parts previously polished;

               (e)  the graining and varnishing of all the internal parts previously grained and varnished;

               (f)  the replacing of all floor tiles which in the opinion of the Sub-lessor are worn or damaged and in need of replacement;

               (g)  the removal and clearance of all waste rubbish and other unwanted material from the Demised Premises;

               (h)  the surrender of all keys giving access to all parts of the Demised
                    Premises held by the Sub-lessee or any of the Sub-lessee's employees or agents irrespective of whether or not the same have been supplied by the
                    Sub-lessor.

          (iv) "the Sub-lessee" shall include if the Sub-lessee is an individual, his personal representative and permitted assigns, or if the Sub-lessee is a company, its permitted assigns and successors in title and in either case where the context so admits the Sub-lessee's employees agents licensees invitees visitors independent contractors and servants.

           (v) "HDB" shall mean the Housing and Development Board.

          (vi) words importing the singular or plural number shall be deemed to include the plural or singular number respectively and words importing the masculine gender only shall include the feminine or neuter gender as the case may require, and
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


         (vii) where two or more persons are included in the term "the Sub-lessee" all covenants, agreements, terms, conditions and restrictions shall be binding on them jointly and each of them severally and shall also be binding on their personal representatives and permitted assigns respectively jointly and severally.


     IN WITNESS WHEREOF the parties hereto have executed this Sub-lease the day and year first above written.

     THE FIRST SCHEDULE ABOVE REFERRED TO

     ALL THAT premises estimated to domain an area of approximately 656.0 square metres on the building known as 750D CHAI CHEE ROAD UNIT 03-06 TECHNOPARK @ CHAI CHEE erected on the land marked on the Government Resurvey Map as Mukim 27 Lot 6218 comprised in the District of Bedok Singapore as outlined in red on the plans annexed hereto.

     THE SECOND SCHEDULE ABOVE REFERRED TO

     The rent of the Demised Premises shall be as follows:
     Dollars
     Twenty-Two ($22.00) per square metre per month

     THE THIRD SCHEDULE ABOVE REFERRED TO

     Allowable live
     Storey            load (KN/m(2))
     3(rd)             12.5

SIGNED SEALED AND DELIVERED by the                    )
Sub-lessor by its Attorney CHIN CHEF LEOK             )
acting under a Power of Attorney dated the 15(th)     )
day of January 1997 (a copy of which was              )
deposited in the Registry, Supreme Court,             )
Singapore on the 24th day of January 1997             )
registered as No. 599 of 1997) in the presence        )
of:                                                   )



SIGNED SEALED AND DELIVERED by                        )
                                                      )
(the Sub-lessee) Mr Lee Kwai Mun                      )
In the presence of: Ms May Lee                        )


             OR


THE COMMON SEAL OF                                    )
ISE LABS SINGAPORE PTE LTD                            )
                                                      )
(the Sub-lessee)                                      )
was hereunto affixed in the presence of:              )

                                          - Director
                                          - Director / Secretary


             OR

SIGNED SEALED AND DELIVERED by the                    )
Sub-lessee by its Attorney                            )
                                                      )
acting under a power of Attorney                      )
dated the            day of               19          )
(a copy of which was deposited in the Registry,       )
Supreme Court, Singapore on the        day            )
of          19      and                               )
registered as No,          of 19 )                    )
in the presence of:                                   )